                                                                   Exhibit 10.14

WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.


                     LICENSED SOFTWARE TERMS AND CONDITIONS


Effective upon the last date signed below (the "Effective Date") provided that in order to become effective this Agreement must be signed by both parties on or before March 15, 2000, Ford Motor Company, a Delaware corporation with principal offices located at The American Road, Dearborn, Michigan 48121, on behalf of itself and Ford Associated Companies as defined below (hereinafter collectively referred to as "Ford") and Instinctive Technology, Inc, a Delaware corporation with principal offices located at 725 Concord Ave., Cambridge, MA 02138 (hereinafter referred to as "Licensor" or "Instinctive") agree as follows with respect to the software described below and on Attachment A hereto ("Software"). A "Ford Associated Company" (or "FAC") is a company, foreign or domestic at least 50% of whose capital, assets or voting stock is owned or controlled by Ford. As of the date of this Agreement, the FACs are listed on ATTACHMENT B. Ford may update Attachment from time to time as additional entities become 50% owned by Ford Motor Company. Notwithstanding the above, the parties agree that Mazda Motor Corporation will be deemed an FAC. An FAC that licenses the Software as authorized by this Agreement or receives services under this Agreement will be bound by the terms and conditions of this Agreement.

     1 LICENSE. Licensor grants to Ford, and Ford hereby accepts, a nonexclusive license to use the Software and User Documentation in accordance with the terms and conditions set forth herein, including the license grant restrictions set forth below and in Attachment A. Ford's use of the Software will be limited to the computer system, computer site or, Local and/or Wide Area Network, and to the number of users, and use restrictions described below and on Attachment A. Ford may transfer its use of the Software to a backup or replacement computer system, site or network on a temporary or permanent basis, provided that Ford gives Licensor notice of such transfer and discontinues its use on the original computer system, site or network, and provided all use restrictions described below and in Attachment A are complied with. Ford may also transfer or assign this Agreement, all of the Software licensed hereunder and User Documentation on a permanent basis provided that (a) written notice of the transfer is given to Licensor, (b) Licensor consents to the transfer and such consent will not be unreasonably withheld, and (c) the transferee reads and agrees to accept the terms and conditions of this Agreement.

The "Software" includes "eRoom Software" and "Toolkit." eRoom Software is defined as the eRoom software product, consisting of eRoom server software (the "Server Software"), the eRoom client software (the "Client Software"), any eRoom user authorization strings provided by Instinctive from time to time (the "License Strings"), any updates and upgrades or other related software code provided under Maintenance, and eRoom User Documentation. "eRoom User Documentation" consists of the "Getting Started" and "Administrator Manual" documents provided with the Software as well as the On-line help in the Software.

The "Toolkit" is defined as: eRoom(R) Toolkit Software, any other associated machine-readable object code versions as well as other associated files (including all upgrades, patches and other files provided under Maintenance, if any); sample source code files included within Toolkit and supplied by Instinctive from time to time ("Sample Code"), and the Runtime eRoomAPI.dll file; and together with any associated media, printed materials and online or electronic documentation.

A. eROOM SERVER SOFTWARE. For each Server Software license purchased by Ford, Ford may copy, install and use one (1) copy of the Server Software on one (1) Ford server computer, provided the server computer is either at a Ford location or hosted by a third party service provider for the benefit of Ford.

B. eROOM CLIENT SOFTWARE. The Client Software may be installed on any computer.

C. USE LIMITATIONs. The Software may not be re-sold, sub-licensed, rented, leased or transferred (except as expressly provided above). Access to the eRoom Software (as a hosted service or in any other fashion, whether for fees or no fees) will not be provided to any persons other than "Ford Users"(as defined below). The Toolkit Software will be used by Ford or FAC employees, or Ford or FAC hired consultants or other temporary non-employees, for as long as such person is providing services directly to Ford or a FAC in support of Ford's or a FAC's business purposes hired. The Software may not be used for any purposes other than those described below.

D. USER ACCESS LICENSES AND FORD USERS. One User Access License (each, a "UAL") is required for each individual person who will access the eRoom Software such that the eRoom Software may be accessed by up to that specified number of persons for whom Ford has acquired a UAL. Under this Agreement, Ford will license UALs for use only by Ford Users.
One "Ford User" consists of: (i) one individual Ford or FAC employee, or (ii) one individual Ford or FAC hired consultant or other temporary non-employee, for as long as such person is providing services directly to Ford or a FAC in support of Ford's or a FAC's business purposes, or (iii) one individual person representing a Ford or FAC supplier, vendor, client or other third party that has a business relationship with Ford or a FAC in direct support of Ford's or FAC's business purposes, but only as long as such person is in such a business relationship with Ford or FAC, and provided such person uses the Software only in connection with Ford or FAC business purposes.

E. LICENSE STRING.                                     *
                 . After the Initial Term, Instinctive will provide Ford with sufficient License Strings to enable use by all authorized Ford Users. License Strings cannot be used in any manner which would either permit access to the eRoom Software by more than the number of Ford Users authorized by Instinctive, or allow the Server Software to exist on more than the number of individual server computers that the Ford is authorized by Instinctive to use. Unless expressly agreed otherwise by Instinctive in writing, each License String may be installed only one time, and may not be re-used, transferred or assigned (except as set forth in the Agreement). Ford may be required to delete certain License Strings upon receipt of upgraded or replacement License Strings.

G. TOOLKIT LICENSE TERMS. Ford may install and use as many copies of the Toolkit as reflected on Attachment A to design, develop and test software applications (the "Applications"), and Ford may provide Ford Users with access to Applications, provided that all Applications run only in conjunction with eRoom Software, and provided that Ford acknowledges that such Applications are not warranted by Instinctive in any manner. Ford may copy and modify the Sample Code, and may include such modified Sample Code as part of an Application, provided such Applications will have the Instinctive copyright as appropriate. Instinctive may, from time to time, release new versions of the Toolkit and/or eRoom Software. A given version of the Toolkit will be compatible with the same version of the eRoom Software (i.e., Toolkit 4.0 is compatible with eRoom 4.0). It is a primary design goal of Instinctive to maintain Application Compatibility from release to release. ("Application Compatibility" refers to ability of existing application to continue to function with a new Software release).
                                 *                                        .

F.  ADDITIONAL RESTRICTIONS.

(1) Ford may not reverse engineer, decompile, or disassemble the Software, except and only to the extent such activity is expressly permitted by applicable law notwithstanding this limitation. (2) All copyrights, patent rights and other intellectual property rights in and to the Software are owned by Instinctive or its licensors. Ford may not remove any copyright, trademark or other proprietary notices from the Software or the media.
(3) Ford is responsible for compliance with all applicable export or re-export control laws and regulations if it exports the Software as allowed under this Agreement.

     2. TERM. The term of this license are set forth on ATTACHMENT A.

     3. PERMISSION TO COPY. The Software and related documentation may be copied by Ford in written or machine readable form in whole or in part for use in understanding the Software, for backup or archive purposes and for purposes of installation on authorized workstations, providing all use limitations in the license grant section are complied with. Ford may use the Toolkit as intended by the Toolkit user documentation to create Applications and integrate other software programs that will run with the eRoom Software.. All copies of the Software made by Ford will include any copyright and confidential property notices included by Licensor in the Software.

     4. CONFIDENTIALITY. (a) Ford will use reasonable care to prevent disclosing to others trade secrets of Licensor that are identified by written notice and embodied in the Software or related documentation for a period of two years following termination or expiration of this Agreement. "Reasonable care" shall mean that care which Ford normally uses to protect its own software of a similar nature. Ford's obligations under this Paragraph will not apply to portions of the Software and related documentation which were or become part of the public domain, which are previously known to Ford, or which are independently developed by Ford.

          (b) Ford will not provide the Software and related documentation to any person, other than Ford Users, without Licensor's prior written consent, except during the period any such person is performing services for Ford pursuant to a contract or purchase order with Ford.

     5. INDEMNITY. Licensor warrants that the transfer to Ford and Ford's use of the eRoom Software and eRoom User Documentation (both as originally provided by Licensor) will not infringe any (a) US patent, or (b) copyrights or trade secrets of any other entity. Licensor will defend Ford from any such infringement claim, and will indemnify Ford (a) for expenses of defending against such a claim including attorneys' fees, and (b) for damages made in settlement or awarded against Ford resulting from a claim that the eRoom Software and eRoom User Documentation infringe any of the above mentioned rights, provided that Ford notifies Licensor in a timely fashion of such claim, allows Licensor to direct the defense and settlement of such claim, and provides Licensor with the authority, information and assistance that is reasonably required for the defense and settlement of such claim. In the event a claim of infringement is asserted, Licensor may replace or modify the Software to make it non-infringing, provided that Ford agrees that such replacement or modification achieves the substantive results of the original version of the Software, or Licensor may procure at its expense a license for Ford to use the rights allegedly infringed, or Licensor may terminate the license(s) at issue and:
(x) give Ford a refund of the license fee paid for the Software at issue
                                                  *
                      . Notwithstanding the above, Licensor will have no liability for use of modified Software to the extent such modification resulted in the claim. The remedies set forth in this Section 5 will be Ford's exclusive remedy for any claims of infringement arising under this Agreement.

     6. OWNERSHIP. Ford acknowledges Licensor's representation that Licensor (or Licensor's suppliers) owns the Software and the copyrights covering such Software and Ford will not make any claim contrary to Licensor's ownership of the Software.

     7. WARRANTIES. The "Warranty Period" commences on the date of this Agreement and expires ninety (90) days after Software is installed and is running in the Ford Data Center, or September 30, 2000, whichever comes first. Licensor warrants to Ford Motor Company that during the Warranty Period: (i) the eRoom Software conforms substantially with all the eRoom User Documentation and that the eRoom Software is compatible with and will operate on the computer system described on Attachment A hereto, and (ii) the Toolkit conforms substantially as described in the "Toolkit Programmer's Guide" and the Toolkit "On-line Help, and (iii) that the eRoom Software will operate prior to, during, and after the calendar year 2000 A.D., without error relating to date data, specifically including but not limited to any error relating to calculations, sorting, interpretation, processing or acceptance of date data which represents or references different centuries or more than one century. Ford acknowledges and agrees that Licensor does not warrant the Software for Year 2000 Compliance in combination with other third party software, except to the extent that such combination is warranted in Licensor's written specifications. During the Warranty Period and upon Ford's request, Licensor will at no additional charge to Ford: (x) correct promptly each non-conformance of the eRoom Software or Toolkit from the above described specifications ,or (y) replace the non-conforming eRoom Software or Toolkit with conforming eRoom Software or Toolkit, or (z) to the extent the above may not be reasonably obtained, Licensor may at its option, terminate the license only for the eRoom Software at issue or the Toolkit at issue and refund the amount paid by Ford for the particular eRoom Software or Toolkit license at issue. This warranty is void if the failure is due to accident, abuse or use not in conformance with the applicable User Documentation. To the extent the Software at issue is acquired as an upgrade under Instinctive's Maintenance program, then any refund made will be based on the portion of the then current Maintenance fee allocated to such upgrade. The remedy set forth above will be Ford's exclusive remedy, and Licensor's exclusive liability, for breach of the above warranty.

          (b) Licensor warrants that any services rendered by Licensor will be performed in a professional manner by qualified personnel.

          (c) Licensor's warranties are limited to those set forth in this Agreement and do not include any other express or implied warranties, including implied warranty of merchantability and fitness for a particular purpose.

     8. SUPPORT AND MAINTENANCE. Licensor will provide Ford with updates, enhancements, modifications or changes to the Software which are available from Licensor for customers on Maintenance while Ford is purchasing the maintenance and support services specified on Attachment A, all of which will be deemed to be "Software" licensed under the terms hereof. In addition, Licensor will provide the maintenance and support services as specified on Attachment A hereto.

     9. YEAR 2000 COMPLIANCE WARRANTY. This section was moved to Section 7.

     10. WAIVER OF LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL LICENSOR OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE OR THE PROVISION OF OR FAILURE TO PROVIDE SUPPORT SERVICES, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT IN THE CASE OF AN INFRINGEMENT UNDER SECTION 5, IN NO EVENT WILL LICENSOR'S ENTIRE CUMMULATIVE LIABILITY TO ALL PARTIES UNDER ANY PROVISION OF THIS AGREEMENT EXCEED THREE TIMES THE AMOUNT ACTUALLY PAID BY FORD TO LICENSOR UNDER THIS AGREEMENT.

     11. DISCONTINUANCE. The Licensor is in the process of establishing a third party source code escrow arrangement with a nationally (US) recognized software escrow agent (estimated to be completed in Q1 2000) in order to lodge source code for the Software with such agent for the benefit of certain of Licensor's customers. Licensor agrees that when such an arrangement is in place, Ford will have the option of becoming a beneficiary of such arrangement. Instinctive will pay for any escrow fees related to the escrow as long as Ford continues to purchase Maintenance.

     12. TERMINATION.

     (a) Ford may terminate this Agreement for no cause upon written notice furnished to Licensor no less than 30 days prior to the date of termination specified in such notice, provided that Ford will be required to pay to Instinctive all Maintenance fees outlined in Attachment A which remain unpaid on the date of termination.

     (b) Ford may terminate this Agreement for a material breach by Licensor of the Maintenance and Services terms and conditions of this Agreement upon written notice to Instinctive, which is given no less than 30 days prior to an effective date of termination, and which specifies the nature of such breach and measurable actions required to cure such breach. If Instinctive cures such breach prior to the effective date of termination, this Agreement shall not terminate and will continue in full force and effect. To the extent Instinctive does not cure a breach, Ford will promptly inform Instinctive of such fact such that Instinctive will have a further opportunity to cure. Upon a termination for breach, Ford will be entitled to receive a refund for any prepaid Maintenance or Services fees corresponding to services not yet provided as of the termination date.

     (c) Ford's rights to refund of any Software fees shall be limited to refunds allowed under the warranty terms for such Software. Except in the event Instinctive terminates a license granted hereunder under a warranty refund or infringement claim as allowed by the Agreement in which case the license at issue will be terminated, after termination of this Agreement Ford may continue to use all Software licenses granted hereunder provided all license grant restrictions are complied with.

     (d) Licensor may terminate this Agreement only for a material breach by Ford of the terms and conditions of this Agreement upon written notice to Buyer, which is given no less than 30 days prior to an effective date of termination, and which specifies the nature of such breach and measurable actions required to cure such breach. If Ford cures such breach prior to the effective date of termination, this Agreement shall not terminate and will continue in full force and effect. To the extent Ford does not cure a breach, Instinctive will promptly inform Ford of such fact such that Ford will have a further opportunity to cure.

     (e) To the extent Licensor terminates this Agreement with respect to any particular FAC, the Agreement will continue in effect relative to all other parties, and Ford agrees that such terminated FAC will no longer be granted access to the Software.

     13. ENTIRE AGREEMENT. Instinctive may assign this Agreement in the event of a merger, acquisition or other similar event provided the surviving or acquiring entity agrees to be bound by the terms of this Agreement. The terms and conditions of this Agreement, together with the terms and conditions set forth on Attachment A hereto, constitute the entire Agreement between Ford and Licensor with respect to license of the Software licensed under the license terms of this Agreement, and the support of such Software, and the services described on Attachment A. This Agreement shall be governed by the laws of Ford's principal place of business without regard to the conflict of laws provisions thereof, and all litigation on contractual clauses will be brought only in a court of appropriate jurisdiction in that location. For Ford Motor Company, a Delaware corporation, and any U.S. subsidiary, joint venture or other operation located in the U.S., the principal place of business will be deemed to be Michigan.

Agreed and accepted by:

   INSTINCTVE TECHNOLOGY, INC.             FORD MOTOR COMPANY

By: /s/ Eric Fischer                       By: /s/ Gregory R. Holowicki
   --------------------------                 ---------------------------------
                                              Gregory R. Holowicki
   --------------------------                 ---------------------------------


Its: Vice President, Sales
    -------------------------                 ---------------------------------


Its:                                       Its: Purchasing Specialist, Licensed
    -------------------------                   Software ____


Date:                                      Date:
     -------------------------                  -------------------------------

                                  ATTACHMENT A


DESCRIPTION OF SOFTWARE: eRoom software Version 4.1 and Toolkit software Version 4, and including all updates and upgrades provided to Ford under Maintenance.

Effective upon execution of this Agreement, Ford places an order for the following Software, Maintenance, and Services, all subject to the license and other terms of this Agreement, for the fees noted in the table below which fees are due and payable to Instinctive upon the dates noted in the table below. For purposes of the table below, Year 1 will commence on the date this Agreement becomes effective, with Years 2 and 3 commencing on the first and second anniversaries of the effective date of this Agreement.

------------------------------------------------------------------------------------------------------------------
             Year 1                    Year 2                    Year 3                    Total for Agreement
------------------------------------------------------------------------------------------------------------------
Software     $ *                       $ *                       $ *                       $ *
------------------------------------------------------------------------------------------------------------------
Maintenance  $ *                       $ *                       $ *                       $ *
------------------------------------------------------------------------------------------------------------------
Services     $ *                       $ *                       $ *                       $ *
               *                         *                         *
------------------------------------------------------------------------------------------------------------------
             Total: $ *                Total: $ *                Total: $ *                Total:  $5,258,000
Total Fees:
                      *                         *                         *                          *
------------------------------------------------------------------------------------------------------------------

Software Notes:

     1. For purposes of the above table, Software includes both eRoom and the Toolkit.

     2.   INITIAL LICENSE TERM. The Initial License Term consists of the three
          (3) years from the effective date of this Agreement. During the Initial License Term, Ford is granted the following licenses: (1) * eRoom Server Licenses, (2) * eRoom User Access Licenses for Ford Users; and (3) * Toolkit licenses.

     3. TRUE-UP. The "Ford Count" consists of all of the Ford Users authorized to access the Software (i.e., all User Access Licenses in existence) determined prior to the end of the Initial Term (but no earlier than 45 days before the end of the Initial Term). The "Spin-Off Count" consists of all User Licenses allocated to Spin-Offs (as provided in Paragraph 4 below). The Ford Count plus the Spin-Off Count is referred to as the "True Up Number". Prior to the end of the Initial Term, Ford will report the True-Up Number to Instinctive (including a break-out between the Ford Count and the Spin-Off Count and including names of the Spin-Off entities ) and a Ford purchasing agent will certify to Instinctive in writing that the True-Up Number represents all Ford Users authorized to access the Software and all User Licenses allocated to Spin-Offs.

     4. SPIN-OFFS. A "Spin-Off" refers to a division of Ford or any FAC that during the Initial Term becomes less than 50% owned by Ford. During the Initial Term, Ford may allocate eRoom Servers and a specific number of User Access Licenses to any such Spin-Off, and the license for such Software will be fully paid and perpetual in term provided that the Spin-Off and Instinctive will agree to mutually acceptable license terms which will apply to such Software. To the extent the Spin-Off wishes to purchase additional UALs or Maintenance, it will need to make such purchases directly from Instinctive. During the period of 90 days after the Spin-Off becomes less than 50% owned by Ford, Instinctive will offer such Spin-Off the following prices: $ * /UAL, and $ * /annual Maintenance per each UAL. Except as set forth in this Paragraph, Spin-Offs will have no rights under this Agreement.

     5. GUARANTEED NUMBER. It is the intent of the parties that the Software Fee described in the table above includes a perpetual royalty free license for Ford for * User Access Licenses (less the number of User Access Licenses allocated to Spin-Offs, if any). This number is referred to as the "Guaranteed Number."

     6. FORD COUNT LESS THAN GUARANTEED NUMBER. If the Ford Count is less than the Guaranteed Number, then Instinctive agrees that Ford is entitled to receive (free of charge) User Access Licenses equal in number to the difference between the Ford Count and the Guaranteed Number. At the time of True-Up, Ford will be provided with a License String for such difference. .

     7. FORD COUNT GREATER THAN GUARANTEED NUMBER. If the Ford Count is greater than the Guaranteed Number, then Instinctive will invoice Ford for User Access Licenses equal in number to the difference between the Ford Count and the Guaranteed Number, at $ * per User Access License. Instinctive will guarantee the $ * price only for a one-time purchase made at the True-Up time, and Ford may purchase User Access Licenses in excess of the Guaranteed Number at such time at the $ * price. All such User Access Licenses will be licensed under the license terms of this Agreement.

     8. PERPETUAL LICENSE TERM. The Perpetual License Term commences upon termination of the Initial License Term and is perpetual. During the Perpetual License Term: (a) Ford may continue to copy and use * eRoom Server Software acquired by Ford during the Initial Term; (b) Ford may continue to use up to the Guaranteed Number of User Access Licenses for Ford Users (including any User Access Licenses paid for under Paragraph 7 above, if any), and (c) Ford may continue to use * Toolkit licenses acquired by it during the Initial Term.

     9. FUTURE PURCHASES OF UALS. During the Perpetual License Term, Ford may purchase additional UALs for then current or negotiated terms and prices.

     10. USE RESTRICTIONs. During the Initial and Perpetual License Terms, the license usage restrictions described in the Agreement continue to apply.

Maintenance Notes

     1. Ford has the option to renew Maintenance beyond the three year term of this Agreement. For UALs purchased at the True-Up time, Instinctive will provide Ford with the same per UAL annual Maintenance cost as provided during Year 3 (i.e, $ * per UAL). For all UAL's acquired by Ford prior to the end of the Initial Term (including those purchased during the True-Up), Instinctive agrees that, as long as Ford continues to purchase Maintenance for at least the Guaranteed Number of User Access Licenses, Instinctive will not increase such per UAL Maintenance fee by more than * % from year to year. Maintenance for any additional UALs acquired after True-Up time will be at then negotiated prices.

     2.   Maintenance is provided under the Maintenance terms described below.

     3. Maintenance includes technical support and upgrades for the Toolkit product as well as the eRoom Software.

Services Notes

     1. For purposes of the above table, one "Consultant" is equivalent to approximately 250 days (based on 50 working weeks per year) of consulting services/year, and one "TAM" is equivalent to approximately 250 days (based on 50 working weeks per year) of Technical Account Manager services/year. The specific consulting and TAM services to be provided by Instinctive and schedule of such Services will be determined by mutual consent of the parties from time to time to enable Instinctive to address the then current needs of Ford. Reasonable travel expenses of the Consultants and TAM to Ford will be paid by Ford provided lodging, food and transportation will not exceed $150 per day per person. Air transportation will be reimbursed at coach rates. Expenses above these limits must be approved by a Ford manager. Ford and Instinctive will each designate one individual to represent them in the management of such services. Instinctive will determine the identity of the individuals assigned, and such individuals may be employees or contractors of Instinctive. Ford will have the right to request reassignment of any such individuals for reasonable purposes.

     2. While on Ford premises, Instinctive personnel will comply with Ford's reasonable rules and regulations regarding protection of persons and property.

     3. During the time any Services are being provided under this Agreement and for a period of twelve (12) months thereafter, Ford may not directly solicit any employee of Instinctive who provided any of the Services without consent of Instinctive.

     4. The parties agree that the services currently contemplated by this Agreement will include two categories of services: development of customized software code according to specifications to be provided by Ford ("Development") and general consulting, advice, assistance and training services ("General Consulting").

     5. Regarding Development work, the parties agree to promptly develop one or more Statements of Work which will specify specifications, schedules and other matters relative to Development work, including a description of work product to be delivered to Ford (a "Deliverable"). Unless otherwise agreed to in a Statement of Work, the parties agree as follows: (a) Ford will own the Deliverable (except for any pre-existing Instinctive intellectual property and all derivative works of such pre-existing materials resulting from the Development work, even if such materials are incorporated into a Deliverable, provided that Instinctive grants Ford an irrevocable, paid up, worldwide, non-exclusive license to use such pre-existing Instinctive intellectual property as part of the Deliverable); (b) Ford shall retain ownership of all pre-existing Ford trade secret or proprietary information; (c) Instinctive will own all generally applicable or re-usable concepts and ideas resulting from the Development work (provided that Instinctive grants to Ford an irrevocable, paid up, worldwide, non-exclusive license to use such concepts and ideas); and
          (d) Ford grants to Instinctive an irrevocable, paid up, worldwide, non-exclusive license to use, reproduce, further develop, and license the generally applicable or re-usable code resulting from the Development work (providing Instinctive will have no rights to any pre-existing Ford trade secret or proprietary information),
                                     *                                     .

     6. Regarding the General Consulting work, Instinctive or its suppliers own all copyright and other intellectual property rights in all templates, documents, software programs, and other materials which are delivered to Ford under the Services. Instinctive grants Ford a non-exclusive royalty free license under copyright to use and copy the materials provided by Instinctive only for purposes of supporting Ford's authorized use of the Software. Nothing in this Paragraph 6 is intended to change the allocation of rights set forth in Paragraph 5 with respect to Development work.


TERM OF LICENSE: The Initial License Term has a term of three (3) years from the date of this Agreement. Thereafter, the Perpetual License Term is perpetual. (See above License Grant Restrictions)

CHECK ALL THAT APPLY

                COMPUTER SYSTEM OR SITE:
     ---------

                GLOBAL LOCAL/WIDE AREA NETWORK
     ---------

             Ford's use of the Software is not limited to any specific system, site or network, provided that Server Software will only be installed on servers located at Ford or FAC facilities, or at the facilities of third party entities under contract with Ford or FAC to host such servers on behalf of Ford or FACs for Ford or FAC business purposes.

For purposes of the Software warranty provided in the Agreement, the eRoom Software (Version 4.1) will operate on the following hardware/software:

eRoom Version 4.1 Server System Requirements:

                    Recommended
                    300 MHz Pentium
                    256 MB RAM
                    300 MB or more of free disk space

                    Minimum
                    200 MHz Pentium
                    128 MB RAM

                    200 MB of free disk space

                    Software
                    Windows NT 4.0 Server or Workstation (with SP4 or SP5) Microsoft IIS/PWS 4.x for Windows NT

eRoom Version 4.1 Client System Requirements:

                    Recommended
                    133 MHz Pentium
                    64 MB RAM
                    100 MB free disk space

                    Minimum
                    100 MHz Pentium
                    48 MB RAM
                    75 MB free disk space


                    Windows 95 (with SP1 or OSR2) or NT 4.0 Workstation (with SP4 or SP5)

                    PLUG-IN MODE:
                    Netscape: 4.08, 4.51 or higer
                    Microsoft Internet Explorer: 4.01, 5

                    BROWSER-ONLY MODE
                    Netscape Navigator/Communicator 3.X or 4.x
          Microsoft Internet Explorer 3.x or 4.x or 5.x

  INSTALLATION:________Performed by Ford

               ________Performed by Licensor

  Installation services may be provided as part of the Services, and will be determined by mutual agreement of the parties.

  MAINTENANCE SUPPORT PROVIDED BY LICENSOR:

A. Instinctive will provide to Ford the Maintenance Services ("Maintenance") ordered above, under the following terms. For purposes of this Section, Maintenance consists of "Technical Support" and "Upgrades". Maintenance may be provided by Instinctive employees or other Instinctive authorized parties, provided all of the terms of this Agreement will be complied with.

B. TECHNICAL SUPPORT. Technical Support for the Software consists of unlimited telephone support, available during Instinctive's Standard Technical Support Hours listed below and unlimited electronic support via WWW.INSTINCTIVE.COM (electronic support requests can be made at any time and will be addressed during Instinctive's Standard Technical Support Hours). Reasonable changes may be made to the following Standard Technical Support Hours with prior notice. The Standard Technical Support Hours are:

            Location:            Instinctive Help Desk, Cambridge, MA
             Hours:              9:00 am-9:00 PM. Eastern Time, Mon. -Fri.,
                                 excluding holidays.
             Telephone:          (617) 497-6300 x6
             Fax:                (617) 497-5055
             e-mail:             support@instinctive.com
             Language:           English
             web:                HTTP://WWW.INSTINCTIVE.COM/SUPPORT
                                 ----------------------------------
        Holidays are published at HTTP://WWW.INSTINCTIVE.COM/SUPPORT
                                  ----------------------------------

C. DESIGNATED CONTACTS. Ford will designate up to three named individual Ford employees (the prime contacts), and two named individual Ford employees to serve as backup contacts (the backup contacts) for each prime contact (for a total of nine named Ford contacts, referred to as the "Ford Designated Contacts") All such Ford Designated Contacts will be the only persons authorized to contact Licensor for Software Technical Support on behalf of Ford. The backup contacts will serve to contact Technical Support to the extent the prime contacts are not available. Ford can change the identity of the Ford Designated Contacts at any time by notifying Licensor at CUSTOMERSERVICE@INSTINCTIVE.COM. Notwithstanding the above, from time to time and as needed, Ford may designate up to five named individual FAC employees (the prime contacts), and two named individual FAC employees to serve as backup contacts (the backup contacts) for each prime contact (for a total of fifteen named FAC contacts, referred to as the "FAC Designated Contacts") Such FAC Designated Contacts will be the only persons authorized to contact Licensor for Software Technical Support directly on behalf of an FAC. The backup contacts will serve to contact Technical Support to the extent the prime contacts are not available. Ford or the FAC can change the identity of the FAC Designated Contacts at any time by notifying Licensor at CUSTOMERSERVICE@INSTINCTIVE.COM.

D. UPGRADES. While under Maintenance, Ford will receive via electronic download all Software upgrades and new releases which are made generally available while Ford is covered by Maintenance, at no additional charge. Maintenance does not entitle Ford to receive upgrades or releases of any Instinctive software products which are not Software.

E. Software is eligible for Maintenance only as long as the Software is unmodified, and the license for such Software has not been terminated. Maintenance does not include: (a) installation or maintenance of applications or devices external to the Software or (b) any services required due to Ford negligence, unauthorized modification, combination of the Software with other software, or other causes external to the Software.

F. Ford will maintain the installation site in accordance with the environmental and other specifications of the equipment on which the Software runs. If necessary and with Ford's prior consent, Ford will allow Instinctive remote access to the Software to enable Instinctive to perform remote diagnosis/problem resolution. The parties agree that any business or other information of the other party which may be received or otherwise accessed during the course of providing either Maintenance or Services shall be treated as Confidential Information of the other party, and shall not be used or disclosed for purposes other than resolving the technical problem at hand and/or performing the Services purchased by Ford.

  ADDITIONAL TERMS AND CONDITIONS:

MARKETING. Instinctive agrees that any public statements made by Instinctive that directly or indirectly relate to the terms of this Agreement will be in accordance (and approved prior and consistent) with Ford's Public Affairs Guidelines (attached as Attachment C). Ford agrees that any public statements made by Ford that directly or indirectly relate to the terms of this Agreement will require approval by Instinctive prior to release.

   INSTINCTIVE  TECHNOLOGY, INC.                  FORD MOTOR COMPANY

By: /s/ Eric Fischer                        By:
   ----------------------------------          ---------------------------------
                                               Gregory R. Holowicki, 4732
   ----------------------------------          ---------------------------------


Its: Vice President, Sales                  Its: Purchasing Specialist, Licensed
    ---------------------------------            Software & Dev._____


Date:                                       Date:
    ---------------------------------            -------------------------------

                                  Attachment B

[attach FAC list]

                                  Attachment C

                        PUBLICITY/ADVERTISING GUIDELINES


PUBLICITY AND ADVERTISING MATERIALS WHICH REFER TO FORD MOTOR COMPANY, ITS PRODUCTS OR FACILITIES, SHOULD BE CAREFULLY REVIEWED TO ENSURE THAT THEY DO NOT BREACH ANY CONFIDENTIALITIES OR CAUSE FORD EMBARRASSMENT. AT FORD, CAREFUL CONSIDERATION IS GIVEN TO THE EXTERNAL RELEASE DATES OF ANY INFORMATION THAT MIGHT GIVE A COMPETITOR AN ADVANTAGE. CONSEQUENTLY, IT IS VITAL THAT NO INFORMATION CONCERNING FORD BE DIVULGED BY SUPPLIERS THAT MAY PREEMPT THE COMPANY'S OWN ANNOUNCEMENTS.

WHILE CREATIVITY SHOULD NOT BE STIFLED, YOUR COOPERATION IN CHECKING YOUR MATERIAL AGAINST THE FOLLOWING GUIDELINES IS APPRECIATED:

- No reference to Ford future product programs, disclosing information on timing plans that may not be in the public domain or product code names (e.g. CDW-27, Sigma) should be made.

- There may be no implication that the supplier is the sole provider of that part.

-    The value of contracts may not be quoted.

- No reference may be made to any program costs at Ford, speculated or otherwise.

-    Ford personnel may not be quoted, nor identified by name.

- There should be no implication of a special relationship with Ford. Specifically, use of Ford advertising slogans, paraphrased or otherwise, is not permitted, as is use of Ford trademarks. Phrases mentioning Ford or its products (used with or without photographs of Ford products), which give the impression that Ford endorses the suppliers' goods or that supplier is the sole source of such products to Ford, are not permitted.

- All statements concerning Ford must be factually correct. No claims should be made as if emanating from Ford.

- The correct Ford company name should be used. Note that references to suppliers trading with 'Ford of Europe' will not be correct, since Ford of Europe Incorporated is a coordinating body, not a trading company. The publicity should either refer specifically to the local Ford national company (e.g. Ford Motor Company, Ford Motor Company Ltd, Ford-Werke AG) or generally to 'Ford.'

- The Ford logo is not to be used by suppliers unless under exceptional circumstances (i.e. joint projects, where there is benefit to Ford in having the logo displayed). These exceptional circumstances will be judged by the Corporate Advertising Office (Detroit, Michigan). Use of Ford location photographs must be approved by Ford in advance.

- Any supplier wishing to display Ford, Lincoln, Mercury, Jaguar, Aston-Martin or Motorcraft branded parts at exhibitions should, after having first obtained Ford's permission, display the item with the words "This component is displayed with permission of Ford Motor Company. We cannot supply this component to anyone other than Ford Motor Company without specific authorization."

Q1 AND TQE REFERENCES

- The Q1 logo and flag is awarded to a specific manufacturing site. The use of the Q1 logo on stationery or for advertising purposes in any way that implies a Company-wide award is not permitted. The flying of the Q1 flag at any location other than the specific manufacturing site the award was presented to is not permitted. Any use of the Q1 logo or flag must clearly show that the award was manufacturing site specific.

- The TQE Award is given to a company or business providing a product to Ford customers, including all Ford facilities. TheTQE is a company-wide award and may be advertised as such. It may not, however, be advertised by affiliates or partners of the company or business receiving the award.

Having ensured that your proposed publicity/advertisement meets these guidelines, please submit materials to the address below for Ford Motor Company review and approval. With your material, include the name of your commodity/central buyer and copy the commodity/central buyer on your submission.


MAILING ADDRESS FOR ADVERTISING SUBMISSION                   MAILING ADDRESS FOR PUBLICITY SUBMISSION
------------------------------------------                   ----------------------------------------
Ford Motor Company                                           Ford Motor Company
300 Renaissance Center, Room 2333                            P.O. Box 1587


P.O. Box 437703                     Phone: 313/396-2944      Maildrop 624, QMP Bldg.       Phone: 313/322-1270
Detroit, MI  48243                  Fax:  313/396-2883       Dearborn, MI  48121           Fax: 313/594-4385


                                                                     Page 1 of 3


               PUBLICITY, ADVERTISING AND EXHIBITION OF FORD PARTS


The Terms and Conditions for Production Parts and Materials obliges suppliers (and their sub suppliers to abide by Ford's Publicity/Advertising Guidelines which cover publicity, advertising (in any form), use of Ford logos and/or trademarks and display of branded materials at exhibitions.

The terms and conditions require that suppliers approach the Ford Corporate Advertising Department to obtain authorization for their advertising and/or proposed display of Ford parts and the Manufacturing Public Affairs Department to obtain authorization for Ford-related publicity. Copies of the material will also be submitted to the supplier's commodity/central buyer for confirmation of content accuracy.

The following describes the routine for transmission and approval of requests received.

GLOBAL TERMS AND CONDITIONS REFERENCE

19.  ADVERTISING
     "ANY REFERENCE TO BUYER OR ANY OF ITS ASSOCIATED COMPANIES OR USE OF BUYER'S TRADEMARKS OR LOGOS BY SELLER IN SELLER'S ADVERTISING OR PUBLICITY MATERIALS WILL COMPLY WITH PUBLICITY AND ADVERTISING GUIDELINES WHICH ARE AVAILABLE FROM THE CORPORATE ADVERTISING DEPARTMENT."

ROUTINE FOR CIRCULATION (TO ALL BUYERS)

All publicity/advertising materials submitted to the media by suppliers must conform to Publicity/Advertising Guidelines previously circulated to suppliers as part of the Terms and Conditions. Suppliers are required to refer any proposed advertising or news release materials to the Ford Corporate Advertising or Ford Manufacturing Public Affairs departments, with copies to the Commodity/Central Buyer. Additionally, all requests to exhibit parts must be submitted to Corporate Advertising and written Company approval must be issued in advance.

FORD COMMODITY/CENTRAL BUYER'S RESPONSIBILITIES ARE:

1.   To confirm content accuracy of supplier submission.

2. To forward the request to the Corporate Advertising or Manufacturing Public Affairs departments (USA) with a completed "Advertising/Exhibitions" notice (annotated) to provide:
          a) Acceptance or Rejection
          b) Comments to assist Corporate Advertising/Manufacturing Public
             Affairs
          c) Causes/reasons for rejection (where appropriate)

     TIMING: Two (2) weeks max.

MANUFACTURING PUBLIC AFFAIRS/CORPORATE ADVERTISING WILL:

1.   Validate all text and exhibitions proposals against latest guidelines.

2.   Refer items, as appropriate, to other activities of the Company.

3. Respond to suppliers/suppliers' agents on a timely basis -- including interim explanations of delay if more than 14 days have elapsed since first request.

4. Where appropriate, reinforce buyer rejection with further copy of guidelines to assist supplier in future actions.

OTHER COMPANY ACTIVITIES WILL:

Act as requested by Manufacturing Public Affairs/Corporate Advertising on a timely basis.

                     PUBLICITY/ADVERTISING/EXHIBITION NOTICE


Date:
      -------------------------------------------------------


To:  Corporate Advertising/Manufacturing Public Affairs


The attached document is referred to you for action:

        [ ]  News release
        [ ]  Advertisement
        [ ]  Exhibition request
        [ ]  Other -- Please provide detail:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The details are:

        [ ] Correct and have received clearance.
  or
        [ ] Incorrect and:

                 [ ] should be amended as indicated on document attached before approval.
             or
                 [ ] should be rejected/returned to supplier/agent (provide reason below).

Additional Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Cause of Rejection (if applicable):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Signed:
       ------------------------------



PROFS ID:                                      Telephone:
         ----------------------------                    -----------------------